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                                                                      EXHIBIT 23


[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]




May 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 14, 2001 on our review of interim financial information of The Meadowbrook Insurance Group, Inc. and Subsidiaries (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements dated March 27, 1997, October 28, 1997, April 9, 1998 and June 4, 1998.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP